UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

LIMBACH HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Limbach Holdings, Inc. (the “Company”) approved amendments to certain restricted stock units initially awarded on August 30, 2017 by the Company to certain employees, including Charles A. Bacon, III and Michael M. McCann, each of whom is a named executive officer of the Company. As disclosed in the Company’s definitive proxy statement for the 2020 annual meeting of the Company’s stockholders, filed with the Securities and Exchange Commission on May 27, 2020, 50,000 and 4,000 restricted stock unit awards granted to Messrs. Bacon and McCann, respectively, were subject to a market performance-based vesting condition, which would be satisfied in the event the Company achieves a certain weighted average stock price by August 1, 2021. Pursuant to the amendment adopted on September 4, 2020, such period was extended to July 16, 2022, with respect to such restricted stock units awarded to Messrs. Bacon and McCann and other Company employees who hold restricted stock units with substantially similar market performance-based vesting conditions. In addition to the market performance-based vesting condition, the vesting of each such restricted stock unit is subject to continued employment from August 1, 2017 through the later of July 31, 2019 and the date on which the Committee certifies the achievement of the performance goal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name:	Jayme L. Brooks
Title:	Chief Financial Officer

Dated: September 9, 2020